Exhibit 10.38

UNIVAR USA INC. SUPPLEMENTAL RETIREMENT PLAN

(As Amended and Restated Effective July 1, 2004)

Ninth Amendment

WHEREAS, Univar USA Inc. (the “Company”) sponsors and maintains the Univar USA Inc. Supplemental Retirement Plan, as amended and restated effective July 1, 2004 and as thereafter amended (the “Plan”); and

WHEREAS, the Company desires to amend the Plan to reflect the freeze of accrued benefits and cessation of benefit accruals on December 31, 2009 for all active participants under the Univar USA Inc. Retirement Plan; and

NOW, THEREFORE, effective December 31, 2009, Section 3 of the Plan, Participation, is hereby amended by adding the following new paragraph to the end thereof:

“Notwithstanding any other provision of the Plan to the contrary, effective December 31, 2009, accrued benefits under this Plan are frozen for those Participants whose benefits under the Retirement Plan are frozen as of December 31, 2009 pursuant to the terms of the Retirement Plan (including, without limitation, the terms of Appendix T of the Retirement Plan), and no additional benefits shall accrue for such Participants under this Plan after December 31, 2009.”

This Ninth Amendment is executed this 21st day of December, 2009.

UNIVAR USA INC.

By	/s/ Dave Strizzi

Its President